Exhibit 10.33

ASSIGNMENT AND ASSUMPTION OF RIGHTS UNDER

SHOPPING CENTER PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Assignor”), hereby assigns, transfers and sets over to BURWOOD STATION LLC (“Assignee”), all of Assignor’s right, title, and interest as Purchaser in and to that certain Shopping Center Purchase and Sale Agreement dated August 11, 2011, as same may have been or may be amended, including any addendum thereto (“Agreement”) with BURWOOD VILLAGE MZL LLC, (“Seller”), as Seller, with respect to the land and improvements thereon located in Glen Burnie, Anne Arundel County, Maryland, more particularly described in the Agreement, including, but not limited to, its right, title and interest in and to the Deposit (as defined in the Agreement).

Dated: November 9, 2011	PHILLIPS EDISON GROUP, LLC, an Ohio limited liability company

	By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner

	By:	/s/ Robert F. Myers
Robert F. Myers, Chief Operating Officer

The undersigned, Assignee, hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement and hereby releases, indemnifies and holds Assignor harmless from any loss, cost, liability or expense which may be suffered by Assignor in connection with such Agreement, except for any such loss, cost, liability or expense resulting from the acts of Assignor in connection with the Agreement taken prior to the date of this Assignment without the applicable authorization or consent of the undersigned.

Dated: November 9, 2011	BURWOOD STATION LLC, A Delaware limited liability company

	By:	/s/ R. Mark Addy
R. Mark Addy, President